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                          DILLARD DEPARTMENT STORES, INC.

                         SENIOR MANAGEMENT CASH BONUS PLAN

       WHEREAS, the Executive Compensation Committee of the
Board of Directors of the Company deems it in the best interest of the Company that certain members of senior management be rewarded for positive performance of the Company and be provided an incentive to give maximum effort for and to maintain continued association and employment with the Company; and

       WHEREAS, the Executive Compensation Committee of the
Board of Directors believes that the Company can best attain these and other benefits by paying cash bonuses to such members of senior management for their services;

       NOW, THEREFORE, BE IT RESOLVED:

       That the Dillard Department Stores, Inc. Senior Management Cash Bonus Plan be adopted on March 31, 1994, and that it be effective for the Company's fiscal year commencing on January 30, 1994, subject to approval by stockholders at the annual meeting of the Company to be held May 21, 1994.

       1.     Definitions.

       (a) "Pre-tax Income" shall mean for a fiscal year the Company's income before federal and state income taxes.

       (b) "Bonus Pool" shall mean for a fiscal year the amount equal to one and one-half percent (1-1/2%) of any Pre-tax
Income for the Company for that fiscal year plus three and one-half percent (3-1/2%) of the increase in Pre-tax Income over the prior fiscal year.

       2.     Administration of the Plan.

       (a) Composition of the Compensation Committee. The Plan shall be administered by a committee (the "Committee") consisting of at least two directors of the Company appointed by the Board. All persons designated as members of the Committee shall be "outside directors" within the meaning of Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor to such regulation, promulgated pursuant to Section 162(m) of the Internal Revenue Code.

       (b) Powers of the Compensation Committee. The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make such other determinations as necessary or advisable for the administration of the Plan. The Committee may also amend, modify or terminate the Plan; provided, however, the Committee may not, without shareholder approval, amend the Plan to change the calculations used to determine the amount of the bonus pool. Such restriction shall not, however, prevent the Committee from reducing or eliminating any compensation that might be paid from the bonus pool. A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

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       (c)    Designation of Participants and Allocation Amounts.
The members of senior management eligible to participate in the Plan are (i) the Chief Executive Officer, (ii) the
President, (iii) the Executive Vice Presidents, and (iv) the Senior Vice Presidents. The Committee shall designate, prior to commencement of the fiscal year to which such compensation relates, or such later date as may be permitted under applicable tax laws, those individuals who will participate in the Plan for that fiscal year. At that same time, the Committee also shall designate for such individuals the pro rata percent of the Bonus Pool, to the extent one exists, to which each individual shall be entitled at the end of the fiscal year. The pro rata percent of the Bonus Pool allocated to any one individual shall not exceed 1% of Pre-tax Income.
Such designations shall be in writing and shall be attached to the minutes of the Committee's meeting.

       The Committee shall at all times retain the right to reduce or eliminate any compensation that might be due upon the Company's attainment of Pre-tax Income for a fiscal year, but under no circumstances shall the Committee increase the amount of compensation payable upon the Company's attainment of Pre-tax Income for a fiscal year.

       (d) Effect of Compensation Committee's Decision. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

       3. Certification of Creation of Bonus Pool and Payments Therefrom. Following the conclusion of a fiscal year, and prior to any payments under the Plan, the Committee shall certify, which certification may be in the form of approved minutes of the Committee meeting in which such certification is made, that the Company did achieve a Pre-tax Income for the fiscal year in question, and further shall certify as to the amount of such Pre-tax Income.
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